Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK'S Sporting Goods Reports Fourth Quarter and Full Year 2015 Results

•	Consolidated earnings per diluted share totaled $1.13 for the fourth quarter of 2015, within guidance of $1.10 to 1.25

•	Consolidated same store sales decreased 2.5% for the fourth quarter, impacted by unseasonably warm weather conditions

•	Company repurchased $57 million of common stock and increased its dividend by 10 percent

•	Company to make strategic investments of between $50 to 55 million in 2016 to enhance its shopping experience, build its brand equity and transition its eCommerce business

PITTSBURGH, March 8, 2016 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S. based full-line omni-channel sporting goods retailer, today reported sales and earnings results for the fourth quarter and full year ended January 30, 2016.

Fourth Quarter Results

The Company reported consolidated net income for the fourth quarter ended January 30, 2016 of $129.0 million, or $1.13 per diluted share, compared to the Company's expectations provided on November 17, 2015 of $1.10 to 1.25 per diluted share. The Company reported consolidated net income for the fourth quarter ended January 31, 2015 of $155.5 million, or $1.30 per diluted share.

Net sales for the fourth quarter of 2015 increased 3.7% to approximately $2.2 billion. Consolidated same store sales decreased 2.5% compared to the Company's guidance of negative 2.0% to positive 1.0%. Same store sales for DICK'S Sporting Goods decreased 2.5%, while Golf Galaxy decreased 5.8%. Fourth quarter 2014 consolidated same store sales increased 3.4%.

“Given the challenging conditions we faced with the unseasonably warm weather, we operated quite well in the fourth quarter, generating earnings within our guided range and driving results in important growth categories," said Edward W. Stack, Chairman and Chief Executive Officer. “In 2015, we grew our omni-channel platform by maintaining strong new store productivity and driving our eCommerce business. We ended the year with a strong balance sheet and returned over $420 million to shareholders through dividends and share repurchases.”

Mr. Stack continued, "In 2016, we will continue to make strategic investments in our business to grow our leadership position in the industry and build meaningful momentum for 2017 and beyond. These investments are expected to have an approximate $50 to 55 million impact on earnings in 2016 and include enhancing the shopping experience in our stores, building brand equity in a significant way through our partnership with the United States Olympic Committee and Team U.S.A. and transitioning our eCommerce business to our own platform."

Omni-channel Development

eCommerce penetration for the fourth quarter of 2015 was 15.7% of total net sales, compared to 14.4% during the fourth quarter of 2014. eCommerce penetration for the 52 weeks ended January 30, 2016 was 10.3% of total net sales, compared to 9.2% during the 52 weeks ended January 31, 2015.

In the fourth quarter, the Company opened one new DICK'S Sporting Goods store, relocated one DICK'S Sporting Goods store and closed two DICK'S Sporting Goods stores. The Company also closed two Golf Galaxy stores. As of January 30, 2016, the Company operated 644 DICK'S Sporting Goods stores in 47 states, with approximately 34.4 million square feet, 73 Golf Galaxy stores in 29 states, with approximately 1.4 million square feet and 19 Field & Stream stores in nine states, with approximately 1.0 million square feet.

Store count, square footage and new stores are listed in a table later in the release under the heading "Store Count and Square Footage."

Balance Sheet

The Company ended 2015 with approximately $119 million in cash and cash equivalents and no outstanding borrowings under its revolving credit facility. In 2015, the Company continued to invest in omni-channel growth, while returning over $420 million to shareholders through share repurchases and quarterly dividends.

Total inventory increased 9.8% at the end of the fourth quarter of 2015 as compared to the end of the fourth quarter of 2014. This increase reflects the lower sales resulting from unseasonably warm weather, as well as, planned investments for earlier spring sets. The Company is comfortable with current inventory levels, given planned growth and merchandise that will be returned to vendors.

Full Year Results

The Company reported consolidated net income for the 52 weeks ended January 30, 2016 of $330.4 million or $2.83 per diluted share. For the 52 weeks ended January 31, 2015, the Company reported consolidated net income of $344.2 million or $2.84 per diluted share.

The Company reported consolidated non-GAAP net income for the 52 weeks ended January 30, 2016 of $335.1 million or $2.87 per diluted share. For the 52 weeks ended January 31, 2015, the Company reported consolidated non-GAAP net income of $347.8 million or $2.87 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading "Non-GAAP Net Income and Earnings Per Share Reconciliations."

Net sales for the 52 weeks ended January 30, 2016 increased 6.7% from last year's period to $7.3 billion, reflecting the opening of new stores partially offset by a consolidated same store sales decrease of 0.2%.

Capital Allocation

On February 18, 2016, the Company's Board of Directors authorized and declared a quarterly dividend in the amount of $0.15125 per share on the Company's Common Stock and Class B Common Stock. The dividend is payable in cash on March 31, 2016 to stockholders of record at the close of business on March 11, 2016. This dividend represents a 10 percent increase over the Company’s previous quarterly per share amount and is equivalent to an annualized rate of $0.605 per share.

During the fourth quarter of 2015, the Company repurchased approximately 1.6 million shares of its common stock at an average cost of $36.44 per share, for a total cost of $57.3 million. In total for 2015, the Company repurchased approximately 7.4 million shares of its common stock at an average price of $48.31 per share, for a total cost of $357.3 million. Since starting its $1 billion share repurchase authorization at the beginning of 2013, the Company has repurchased approximately $813 million of common stock and has approximately $187 million remaining under the authorization.

Current 2016 Outlook

The Company's current outlook for 2016 is based on current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release. Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖	Full Year 2016

•
Based on an estimated 111 to 112 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $2.85 to 3.00. The Company's consolidated earnings per diluted share guidance includes the expectation of approximately $100 to 200 million of share repurchases in 2016. The Company reported consolidated earnings per diluted share of $2.83 for the 52 weeks ended January 30, 2016. On a non-GAAP basis, the Company reported consolidated earnings per diluted share of $2.87, excluding a litigation settlement charge, for the 52 weeks ended January 30, 2016.

•	Consolidated same store sales are currently expected to be approximately flat to an increase of 2%, compared to a decrease of 0.2% in 2015.

•
The Company expects to open approximately 36 new DICK'S Sporting Goods stores and relocate approximately nine DICK'S Sporting Goods stores in 2016. The Company also expects to open approximately nine new Field & Stream stores and two new Golf Galaxy stores in 2016, largely adjacent to new or relocated DICK'S Sporting Goods stores.

❖	First Quarter 2016

•
Based on an estimated 113 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $0.48 to 0.50 in the first quarter of 2016, compared to consolidated earnings per diluted share of $0.53 in the first quarter of 2015.

•	Consolidated same store sales are currently expected to be approximately flat to an increase of 1% in the first quarter of 2016, compared to a 1.0% increase in the first quarter of 2015.

•	The Company expects to open approximately three new DICK'S Sporting Goods stores, relocate three DICK'S Sporting Goods stores, and open two new Field & Stream stores in the first quarter of 2016.

❖	Capital Expenditures

•
In 2016, the Company anticipates capital expenditures to be approximately $230 million on a net basis and approximately $420 million on a gross basis. In 2015, capital expenditures were approximately $204 million on a net basis and approximately $370 million on a gross basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the fourth quarter and full year results. Investors will have the opportunity to listen to the earnings conference call over the internet through the Company's website located at investors.DICKS.com. To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (877) 443-5743 (domestic callers) or (412) 902-6617 (international callers) and requesting the "DICK'S Sporting Goods Earnings Call."

For those who cannot listen to the live webcast, it will be archived on the Company's website for approximately 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10080782. The dial-in replay will be available for approximately 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

This release contains forward-looking statements within the meaning of the securities laws. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which may be beyond our control. Our future performance and actual results may differ materially from those expressed or implied in such forward-looking statements. Forward-looking statements should not be relied upon by investors as a prediction of actual results. Forward-looking statements include statements regarding, among other things, the Company's future performance, making the right strategic investments, enhancing the shopping experience in our stores, building brand equity, transitioning our eCommerce business, capital expenditures and outstanding borrowings in future periods.

Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: the weather; changes in consumer discretionary spending; inventory turn; changes in the competitive market and competition amongst retailers; changes in consumer demand or shopping patterns and our ability to identify new trends and have the right trending products in our stores and on our website; limitations on the availability of attractive retail store sites; omni-channel growth; our development of an eCommerce platform; success of our transition to our own eCommerce platform; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings and new retail concepts; disruptions with our eCommerce service provider or our information systems; factors affecting our vendors, including supply chain and currency risks; talent needs and the loss of Edward W. Stack, our Chairman and Chief Executive Officer; disruptions of our information systems; developments with sports leagues, professional athletes or sports superstars; weather-related disruptions and seasonality of our business; and risks associated with being a controlled company.

For additional information on these and other factors that could affect our actual results, see our risk factors, which may be amended from time to time, set forth in our filings with the SEC, including our most recent Annual Report filed with the Securities and Exchange Commission on March 27, 2015. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation. Forward-looking statements included in this release are made as of the date of this release.

About DICK'S Sporting Goods, Inc.

Founded in 1948, DICK'S Sporting Goods, Inc. is a leading omni-channel sporting goods retailer offering an extensive assortment of authentic, high-quality sports equipment, apparel, footwear and accessories. As of January 30, 2016, the Company operated more than 640 DICK'S Sporting Goods locations across the United States, serving and inspiring athletes and outdoor enthusiasts to achieve their personal best through a blend of dedicated associates, in-store services and unique specialty shop-in-shops dedicated to Team Sports, Athletic Apparel, Golf, Lodge/Outdoor, Fitness and Footwear.

Headquartered in Pittsburgh, PA, DICK'S also owns and operates Golf Galaxy, Field & Stream, True Runner and Chelsea Collective specialty stores. DICK'S offers its products through a content-rich eCommerce platform that is integrated with its store network and provides customers with the convenience and expertise of a 24-hour storefront. For more information, visit the Press Room or Investor Relations page at DICKS.com.

Contacts:
Investor Relations:
Anne-Marie Megela, Vice President – Treasury Services and Investor Relations, or
Nate Gilch, Director of Investor Relations
DICK'S Sporting Goods, Inc.
(724) 273-3400 or investors@dcsg.com

Media Relations:
(724) 273-5552 or press@dcsg.com

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	January 30, 2016	% of Sales	January 31, 2015	% of Sales

Net sales	$2,240,051	100.00%	$2,160,006	100.00%
Cost of goods sold, including occupancy and distribution costs	1,568,085	70.00	1,468,750	68.00

GROSS PROFIT	671,966	30.00	691,256	32.00

Selling, general and administrative expenses	461,389	20.60	438,738	20.31
Pre-opening expenses	2,783	0.12	2,038	0.09

INCOME FROM OPERATIONS	207,794	9.28	250,480	11.60

Interest expense	1,462	0.07	985	0.05
Other expense (income)	1,116	0.05	(308)	(0.01)

INCOME BEFORE INCOME TAXES	205,216	9.16	249,803	11.56

Provision for income taxes	76,223	3.40	94,267	4.36

NET INCOME	$128,993	5.76%	$155,536	7.20%

EARNINGS PER COMMON SHARE:
Basic	$1.15		$1.32
Diluted	$1.13		$1.30

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	112,618		117,745
Diluted	113,960		119,749

Cash dividend declared per share	$0.1375		$0.1250

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	52 Weeks Ended
	January 30, 2016	% of Sales (1)	January 31, 2015	% of Sales

Net sales	$7,270,965	100.00%	$6,814,479	100.00%
Cost of goods sold, including occupancy and distribution costs	5,088,078	69.98	4,727,813	69.38

GROSS PROFIT	2,182,887	30.02	2,086,666	30.62

Selling, general and administrative expenses	1,613,075	22.19	1,502,089	22.04
Pre-opening expenses	34,620	0.48	30,518	0.45

INCOME FROM OPERATIONS	535,192	7.36	554,059	8.13

Interest expense	4,012	0.06	3,215	0.05
Other expense (income)	305	—	(5,170)	(0.08)

INCOME BEFORE INCOME TAXES	530,875	7.30	556,014	8.16

Provision for income taxes	200,484	2.76	211,816	3.11

NET INCOME	$330,391	4.54%	$344,198	5.05%

EARNINGS PER COMMON SHARE:
Basic	$2.87		$2.89
Diluted	$2.83		$2.84

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	115,230		119,244
Diluted	116,794		121,238

Cash dividends declared per share	$0.5500		$0.5000

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	January 30, 2016	January 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$118,936	$221,679
Accounts receivable, net	61,395	80,292
Income taxes receivable	5,432	14,293
Inventories, net	1,527,187	1,390,767
Prepaid expenses and other current assets	99,740	91,767
Total current assets	1,812,690	1,798,798

Property and equipment, net	1,347,885	1,203,382
Intangible assets, net	109,440	110,162
Goodwill	200,594	200,594
Other assets:
Deferred income taxes	6,165	8,954
Other	82,562	69,814
Total other assets	88,727	78,768
TOTAL ASSETS	$3,559,336	$3,391,704

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$677,864	$614,511
Accrued expenses	289,001	283,828
Deferred revenue and other liabilities	184,386	172,259
Income taxes payable	39,835	47,698
Current portion of other long-term debt and leasing obligations	589	537
Total current liabilities	1,191,675	1,118,833
LONG-TERM LIABILITIES:
Other long-term debt and leasing obligations	5,324	5,913
Deferred income taxes	6,454	—
Deferred revenue and other liabilities	566,696	434,733
Total long-term liabilities	578,474	440,646
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Common stock	869	932
Class B common stock	249	249
Additional paid-in capital	1,063,705	1,015,404
Retained earnings	1,737,214	1,471,182
Accumulated other comprehensive loss	(179)	(73)
Treasury stock, at cost	(1,012,671)	(655,469)
Total stockholders' equity	1,789,187	1,832,225
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,559,336	$3,391,704

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	Fiscal Year Ended
	January 30, 2016	January 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$330,391	$344,198
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	193,594	179,431
Deferred income taxes	9,243	(6,259)
Stock-based compensation	29,288	26,275
Excess tax benefit from exercise of stock options	(6,825)	(11,953)
Gain on sale of asset	—	(14,428)
Other non-cash items	626	576
Changes in assets and liabilities:
Accounts receivable	(6,412)	1,797
Inventories	(136,420)	(158,702)
Prepaid expenses and other assets	(21,266)	(11,004)
Accounts payable	34,232	81,330
Accrued expenses	5,190	16,158
Income taxes payable / receivable	7,157	32,476
Deferred construction allowances	165,616	101,630
Deferred revenue and other liabilities	39,100	24,453
Net cash provided by operating activities	643,514	605,978
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(370,028)	(349,007)
Proceeds from sale of other assets	—	74,534
Deposits and purchases of other assets	(2,406)	(30,547)
Net cash used in investing activities	(372,434)	(305,020)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolving credit borrowings	1,338,100	1,401,800
Revolving credit repayments	(1,338,100)	(1,401,800)
Payments on other long-term debt and leasing obligations	(537)	(925)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	20,617	26,121
Excess tax benefit from exercise of stock options	6,826	12,204
Minimum tax withholding requirements	(7,753)	(7,793)
Cash paid for treasury stock	(357,276)	(200,000)
Cash dividends paid to stockholders	(64,715)	(61,262)
Increase (decrease) in bank overdraft	29,121	(29,258)
Net cash used in financing activities	(373,717)	(260,913)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(106)	(97)
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(102,743)	39,948
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	221,679	181,731
CASH AND CASH EQUIVALENTS, END OF PERIOD	$118,936	$221,679

Store Count and Square Footage

The stores that opened during the fourth quarter of 2015 are as follows:

Store	Market	Concept
Farmington, NM	Farmington	DICK'S Sporting Goods

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated:

Store Count:

	Fiscal 2015			Fiscal 2014
	DICK'S Sporting Goods (1)	Specialty Store Concepts (1) (2)	Total	DICK'S Sporting Goods	Specialty Store Concepts (2)	Total
Beginning stores	603	91	694	558	84	642
Q1 New stores	9	1	10	8	—	8
Q2 New stores	7	1	8	8	1	9
Q3 New stores	27	9	36	24	8	32
Q4 New stores	1	—	1	6	—	6
Ending stores	647	102	749	604	93	697

Closed stores	3	5	8	1	2	3
Ending stores	644	97	741	603	91	694

Remodeled stores	2	—	2	5	—	5
Relocated stores	7	1	8	5	2	7

Square Footage:
(in millions)

	DICK'S Sporting Goods (1)	Specialty Store Concepts (1) (2)	Total
Q1 2014	30.6	1.5	32.1
Q2 2014	30.9	1.6	32.5
Q3 2014	32.0	2.0	34.0
Q4 2014	32.3	1.9	34.2
Q1 2015	32.7	2.0	34.7
Q2 2015	33.1	2.0	35.1
Q3 2015	34.4	2.4	36.8
Q4 2015	34.4	2.3	36.7

(1)
In some markets we operate adjacent stores on the same property with a pass-through for customers. We refer to this format as a "combo store". Combo stores are reflected in both the DICK'S Sporting Goods and Specialty Store Concepts reconciliations. As of January 30, 2016, the Company operated four combo stores.

(2)	Includes the Company's Golf Galaxy, Field & Stream and other specialty store concepts.

Non-GAAP Financial Measures

In addition to reporting the Company's financial results in accordance with generally accepted accounting principles ("GAAP"), the Company believes that certain non-GAAP financial information provides users of the Company's financial information with additional useful information in evaluating operating performance between reporting periods. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies. A reconciliation of the Company's non-GAAP measures to the most directly comparable GAAP financial measures are provided below and on the Company's website at investors.DICKS.com.

Non-GAAP Net Income and Earnings Per Share Reconciliations:
(in thousands, except per share data):

	Fiscal 2015
	52 Weeks Ended January 30, 2016

	As Reported	Litigation Settlement Charge	Non-GAAP Total
Net sales	$7,270,965	$—	$7,270,965
Cost of goods sold, including occupancy and distribution costs	5,088,078	—	5,088,078

GROSS PROFIT	2,182,887	—	2,182,887

Selling, general and administrative expenses	1,613,075	(7,884)	1,605,191
Pre-opening expenses	34,620	—	34,620

INCOME FROM OPERATIONS	535,192	7,884	543,076

Interest expense	4,012	—	4,012
Other expense	305	—	305

INCOME BEFORE INCOME TAXES	530,875	7,884	538,759

Provision for income taxes	200,484	3,154	203,638

NET INCOME	$330,391	$4,730	$335,121

EARNINGS PER COMMON SHARE:
Basic	$2.87		$2.91
Diluted	$2.83		$2.87

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	115,230		115,230
Diluted	116,794		116,794

During the third quarter of 2015, the Company recorded a pre-tax litigation settlement charge of $7.9 million. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2014
	52 Weeks Ended January 31, 2015

	As Reported	Gain on Sale of Asset	Golf Restructuring Charges	Non-GAAP Total
Net sales	$6,814,479	$—	$—	$6,814,479
Cost of goods sold, including occupancy and distribution costs	4,727,813	—	(2,405)	4,725,408

GROSS PROFIT	2,086,666	—	2,405	2,089,071

Selling, general and administrative expenses	1,502,089	14,428	(17,960)	1,498,557
Pre-opening expenses	30,518	—	—	30,518

INCOME FROM OPERATIONS	554,059	(14,428)	20,365	559,996

Interest expense	3,215	—	—	3,215
Other income	(5,170)	—	—	(5,170)

INCOME BEFORE INCOME TAXES	556,014	(14,428)	20,365	561,951

Provision for income taxes	211,816	(5,771)	8,146	214,191

NET INCOME	$344,198	$(8,657)	$12,219	$347,760

EARNINGS PER COMMON SHARE:
Basic	$2.89			$2.92
Diluted	$2.84			$2.87

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,244			119,244
Diluted	121,238			121,238

During the first quarter of 2014, the Company recorded a pre-tax $14.4 million gain on sale of a corporate aircraft. During the second quarter of 2014, the Company recorded pre-tax restructuring charges of $20.4 million including a $14.3 million non-cash impairment of trademarks and store assets, severance charges of $3.7 million resulting from the elimination of specific staff in the golf area of its DICK'S stores and consolidation of DICK'S golf and Golf Galaxy corporate and administrative functions, and a $2.4 million write-down of excess golf inventories. The provision for income taxes for the aforementioned adjustments were calculated at 40%, which approximates the Company's blended tax rate.

Adjusted EBITDA

EBITDA is a key metric that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations and capital investments. Adjusted EBITDA, as the Company has calculated it, further eliminates the effect of certain other items. EBITDA or adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity and may not be comparable to similarly titled measures reported by other companies.

	13 Weeks Ended
	January 30, 2016	January 31, 2015
	(dollars in thousands)
Net income	$128,993	$155,536
Provision for income taxes	76,223	94,267
Interest expense	1,462	985
Depreciation and amortization	56,911	48,431
EBITDA	$263,589	$299,219

% decrease in EBITDA	(12)%

	52 Weeks Ended
	January 30, 2016	January 31, 2015
	(dollars in thousands)
Net income	$330,391	$344,198
Provision for income taxes	200,484	211,816
Interest expense	4,012	3,215
Depreciation and amortization	193,594	179,431
EBITDA	$728,481	$738,660
Add: Litigation settlement charge	7,884	—
Less: Gain on sale of asset	—	(14,428)
Add: Golf restructuring charges	—	6,043
Adjusted EBITDA, as defined	$736,365	$730,275

% increase in adjusted EBITDA	1%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company's gross capital expenditures to its capital expenditures, net of tenant allowances.

	Fiscal Year Ended
	January 30, 2016	January 31, 2015
	(dollars in thousands)
Gross capital expenditures	$(370,028)	$(349,007)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	165,616	101,630
Construction allowance receipts	—	—
Net capital expenditures	$(204,412)	$(247,377)